Exhibit 10.4

CORSAIR MEMORY, INC.

NON-QUALIFIED STOCK OPTION PLAN

1.	PURPOSE OF THE PLAN

1.1        This Non-Qualified Stock Option Plan of Corsair Memory, Inc. was adopted by the Company’s Board of Directors effective January 25, 2001. Under the Plan, Options may be granted to eligible Employees, Outside Directors and Consultants to purchase Shares of the Company’s Stock. The Plan is designed to enable the Company and its Subsidiaries to attract, retain and motivate their Employees, Outside Directors and Consultants by providing for or increasing the proprietary interests of such persons in the Company. The Plan provides for Options that are nonstatutory stock options under the Code.

1.2        The Plan is intended to qualify as a compensatory benefit plan under, and qualify for the exemption from registration provided by, Rule 701 under the Securities Act and to be exempt from the securities qualification requirements of the California Securities Act by satisfying the exemption from registration under section 25102(o) thereunder. However, Options may be awarded in reliance upon other federal and state exemptions. To the extent such other exemptions from registration are relied upon, the terms of this Plan which are included only to comply with section 25102(o) shall be disregarded to the extent provided in the Stock Option Agreement and the Plan shall be so administered.

2.	DEFINITIONS.

Certain definitions used herein are defined in the Glossary attached hereto.

3.	STOCK SUBJECT TO THE PLAN

3.1        Maximum Shares.   The maximum number of Shares of Stock for which Options granted hereunder may be exercised shall be 200,000, subject to the adjustments provided in Sections 3.2, and 6. Shares offered under this Plan shall be authorized but unissued Shares. The number of Shares which are subject to Options shall not exceed the number of Shares which then remain available for issuance under the Plan, and during the term of the Plan the Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Notwithstanding the foregoing, at no time shall the total number of Shares that may be issued upon the exercise of all outstanding options, and the total number of Shares provided under any stock bonus or similar plan of the Company, exceed thirty percent (30%) of all outstanding Shares of the Company, unless a higher percentage is approved by an affirmative vote of at least two-thirds of the Company’s Shares entitled to vote.

3.2        Expiration; Cancellation.   If any outstanding Option expires or is canceled for any reason, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan. If a Share acquired under the Plan is forfeited or repurchased, then such Shares shall again become available for award under the Plan. When the exercise price for an option granted under this Plan is paid with previously outstanding shares or with shares as to which the option is being exercised, as permitted in Section 5.8(a), the total number of shares of stock for which further options may be granted under this Plan shall be irrevocably reduced by the total number of shares for which such option is thus exercised, without regard to the number of shares received or retained by the Company in connection with that exercise.

4.	ELIGIBILITY

4.1        Only Employees, Consultants and Outside Directors shall be eligible for the grant of an Option under the Plan.

5.	OPTION GRANTS

5.1        Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed, as set forth in the Stock Option Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2        Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 6.

5.3        Exercise Price.  Each Stock Option Agreement shall set forth the exercise price. The exercise price shall be determined by the Board in its sole discretion, provided, however, that the exercise price for each Option shall be not less than (i) eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant of the Option and (ii) one hundred ten percent (11 0%) of the Fair Market Value of a Share on the date of grant of the Option if the Option is granted to a Ten-Percent Shareholder.

5.4        Term.  Each Stock Option Agreement shall specify the term of the Option. No Option may be exercised in whole or in part more than ten years after the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

5.5        Exercise.  Each Stock Option Agreement shall also specify the date when all or any installment of the Option is to become exercisable. Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control, the Optionee’s death, Disability or retirement or other events:

    (a)        Options Granted to Employees.  An Option granted to an Employee who is not an officer of the Company, a Parent or a Subsidiary shall be exercisable at the minimum rate of twenty percent (20%) per year for each of the first five (5) years starting from the date of grant, subject to reasonable conditions such as continued Service.

    (b)        Options Granted to Outside Directors, Consultants or Officers.  An Option granted to an Outside Director, a Consultant or an officer of the Company, a Parent or a Subsidiary shall be exercisable at any time or during any period established by the Board, subject to reasonable conditions such as continued Service.

    (c)        Exercise Prior to Vesting.  A Stock Option Agreement may permit the Optionee to exercise the Option as to Shares that have not vested, subject to the Company’s right to repurchase any Shares that have not vested when the Optionee’s Service terminates at the original Exercise Price, in accordance with Section 7.4.

5.6        Vesting.  Each Stock Option Agreement shall specify the date when all or any Shares subject to the Option shall be vested. Subject to the following restrictions, the Board in its sole discretion shall determine when all or any portion of the Shares subject to an Option shall be vested and may, in its discretion, provide for accelerated vesting in the event of a Change in Control, the Optionee’s death, Disability or retirement or other events and may provide for the cessation of vesting prior to the end of its term in the event of the termination of the Optionee’s Service:

    (a)        Options Granted to Employees.  An Option granted to an Employee who is not an officer of the Company, a Parent or a Subsidiary shall provide that the Shares subject to such Option shall become vested at the minimum rate of twenty percent (20%) per year for each of the first five (5) years starting from the date of grant, subject to reasonable conditions such as continued Service.

    (b)        Options Granted to Outside Directors, Consultants or Officers.  An Option granted to an Outside Director, a Consultant or an officer of the Company, a Parent or a Subsidiary shall provide that the Shares subject to such Option shall become vested at any time or during any period established by the Board, subject to reasonable conditions such as continued Service.

5.7        Effect of Change in Control.  The Board may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable and/or shall vest in whole or in part with respect to the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company before the Optionee’s Service with the Company terminates.

5.8        Payment for Option Shares.  The entire Exercise Price shall be payable in cash, cash equivalents or one of the following forms:

    (a)        Surrender of Stock.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee’s representative for at least six (6) months (or any other time period specified by Board) and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

    (b)        Promissory Notes.  To the extent that a Stock Option Agreement so provides, payment may be made in whole or in part with a full-recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note is paid in full.

    (c)        Cashless Exercise.  To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Board) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

    (d)        Exercise/Pledge.  To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

    (e)        Other Forms of Payment.  To the extent provided in the Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

5.9        Leaves of Absence.  An Employee’s Service shall cease when such Employee ceases to be actively employed by, or ceases to be a Consultant to, the Company (or any Subsidiary) as determined in the sole discretion of the Board. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Board determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

5.10        Exercise of Options on Termination of Service.  Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries. Each Stock Option Agreement shall provide the Optionee with the right to exercise the Option following the Optionee’s termination of Service during the Option term for at least thirty (30) days if termination of Service is due to any reason other than cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability. If the Optionee’s Service is terminated for cause, the Stock Option Agreement may provide that the Optionee’s right to exercise the Option terminates immediately on the effective date of the Optionee’s termination. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

5.11        No Rights as a Shareholder.  An Optionee, or a transferee of an Optionee, shall have no rights as a Shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 6.

5.12        Modification, Extension and Renewal of Options.  Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.13        Buyout Provisions.  The Board may at any time (a) offer to buyout for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Board shall establish.

6.	ADJUSTMENTS OF SHARES

6.1        Adjustments.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Board shall make such adjustments as it, in its sole discretion, deems appropriate to one or more of the following: (i) the number of Options available for future awards under Section 3; (ii) the number of Shares covered by each outstanding Option; or (iii) the Exercise Price under each outstanding Option. Except as provided in this Section 6, an individual shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

6.2        Dissolution or Liquidation.  To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

6.3        Reorganizations.  Upon a reorganization, merger or consolidation of the Company as a result of which the outstanding Shares of Stock are changed into or exchanged for cash, property or securities not of the Company’s issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the Stock of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all Options theretofore granted hereunder shall terminate, unless provision shall be made in the merger or reorganization agreement for the continuance of the Plan and/or for the assumption of options covering the stock of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices. Such agreement of merger or reorganization may, but shall not be required to, provide for one or more of the following: (i) the continuation of the outstanding Options by the Company, if the Company is a surviving corporation; (ii) the assumption of the outstanding Options by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards or options for the outstanding Options; (iv) immediate exercisability or vesting and accelerated expiration of the outstanding Options; or (v) settlement of the full value of the outstanding Options in cash or cash equivalents followed by cancellation of such Options. If the Plan and unexercised Options shall terminate pursuant to the foregoing, all persons entitled to exercise any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for this paragraph entitled “Reorganizations,” not yet be exercisable. The instrument evidencing any Option may also provide for such acceleration of otherwise unexercisable portions of Options upon other specified events or occurrences, such as involuntary terminations of the Optionee’s employment following certain changes in the control of the Company.

6.4        Reservation of Rights.  Except as provided in this Section 6, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

7.	TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS

7.1        Transferability of Options.  During an Optionee’s lifetime, his or her Options shall be exercisable only by the Optionee and shall not be transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent that a Stock Option Agreement so provides, an Option may be transferred to a family member or a trust established for the benefit of a family member of the Purchaser to the extent permitted by section 260.l40.41(d) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act.

7.2        Assignment.  Options and Shares acquired under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, except as approved by the Board.

7.3        Restrictions on Transfer of Shares.  Any Shares acquired under the Plan through an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7.4        Company’s Right To Repurchase Shares.  The Company shall have the right to repurchase a Purchaser’s Shares that have been acquired through an Option upon termination of the Purchaser’s Service if provided in the Stock Option Agreement.

    (a)        Repurchase Price.  If the Company retains a right to repurchase the Shares at the greater of the Exercise Price or Fair Market Value of the Shares on the date that the Purchaser’s Service terminates, then such repurchase right shall terminate when the Company’s Stock becomes publicly traded. If the Company retains a right to repurchase Shares at the original Exercise Price, then such repurchase right shall lapse at the minimum rate of twenty percent (20%) per year over the five (5) year period starting on the date that the Option was granted (without respect to the date the Option was exercised or became exercisable). The foregoing restrictions on the Company’s right of repurchase shall not apply to Options granted to Outside Directors, Consultants or officers of the Company, a Parent or Subsidiary and such repurchase rights may be subject to additional or greater restrictions, as determined by the Board.

    (b)        Exercise of Repurchase Price.  The Company’s right of repurchase under this Section 7.4 may be exercised only within ninety (90) days of the date on which the Purchaser’s Service terminates or, if later, ninety (90) days from the date on which the Purchaser acquired the Shares to be repurchased by the Company.

    (c)        Payment of Repurchase Price.  The Company shall pay the repurchase price in cash, cash equivalents or for cancellation of indebtedness incurred by the Purchaser in purchasing the Shares.

8.	ADMINISTRATION

8.1        General Rule.  The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to a Committee. The Board shall designate one of the members of the Committee as chairman. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority of the Board previously delegated to the Committee. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function.

8.2        Committee Composition.  The Committee shall consist of two or more members of the Board who have been appointed by the Board. If the Company’s Stock becomes publicly traded, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule l6b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of the previous sentence, who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Options under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.

8.3        Committee Procedures.  The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

8.4        Board Responsibilities.  Subject to the provisions of the Plan, the Board shall have the discretionary authority to take the following actions:

    (a)        To interpret the Plan, to apply its provisions and to adopt, amend or rescind rules, procedures and forms relating to the Plan;

    (b)        To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

    (c)        To determine when Options are to be granted under the Plan, to select Optionees and to determine the number of Shares to be made subject to each Option;

    (d)        To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), and to specify the provisions of the Stock Option Agreement relating to such Option;

    (e)        To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

    (f)        To determine the disposition of each Option under the Plan in the event of an Offeree’s divorce or dissolution of marriage;

    (g)        To determine whether Options under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

    (h)        To process claims and determine all questions relating to Service of an Employee, Consultant or Outside Director, including, but not limited to, the date on which such Service has commenced and ended and the length of such Service for purposes of vesting under the Plan;

    (i)        To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Stock Option Agreement; and

    (j)        To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Board shall be final and binding on all persons. No member of the Board shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Option under the Plan.

9.	WITHHOLDING TAXES

9.1        General.  To the extent required by applicable federal, state, local or foreign law, an Optionee or his or her successor shall make arrangements satisfactory to the Board for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The

Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

9.2        Share Withholding.  The Board may permit an Optionee to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may an Optionee surrender Shares in excess of the legally required withholding amount. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

9.3        Cashless Exercise/Pledge.  The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee’s withholding obligation by cashless exercise or pledge.

9.4        Other Forms of Payment.  The Board may permit such other means of tax withholding as it deems appropriate.

10.	SECURITIES LAW REQUIREMENTS.

10.1        General.  Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

10.2        Voting and Dividend Rights.  The holders of Shares acquired under the Plan shall have the same voting, dividend and other rights as the Company’s other Shareholders.

10.3        Financial Reports.   At least annually, the Company shall furnish its financial statements, including a balance sheet regarding the Company’s financial condition and results of operations, to Optionees whose duties at the Company do not assure them access to equivalent information. Financial statements need not be audited.

11.	AMENDMENT AND TERMINATION

11.1        The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an Optionee, without his or her consent, of any Option granted to the Optionee pursuant to this Plan or of any of his rights under such Option. Except as herein provided, no such action of the Board, unless taken with the approval of the shareholders of the Company, may:

    (a)        increase the maximum number of Shares for which Options granted under the Plan may be exercised;

    (b)        reduce the minimum permissible Exercise Price;

    (c)        extend the ten-year duration of the Plan set forth herein; or

    (d)        alter the class of persons eligible to receive Options under the Plan.

12.	NO EMPLOYMENT RIGHTS.

12.1        No provision of the Plan, or any right or Option granted under the Plan, shall be construed to give any person any right to become an Employee, to be treated as an Employee, or to remain in the Service of the Company. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

13.	DURATION AND AMENDMENTS.

13.1        Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s Shareholders. In the event that the Shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants already made shall be null and void, and no additional grants shall be made after such date. The Plan shall terminate automatically on 10 years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 13.2 below.

13.2        Right to Amend or Terminate the Plan.  The Board may amend the Plan at any time and from time to time, except for Sections 6.2 and 6.3 hereof which may not be amended. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company’s Shareholders only to the extent required by applicable laws, regulations or rules, including the rules of any applicable exchange.

13.3        Effect of Amendment or Termination.  No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Shares previously issued or any Option previously granted under the Plan.

14.	EXECUTION.

To record the adoption of the Plan by the Board on January 25, 2001, effective on such date, the Company has caused its authorized officer to execute the same.

CORSAIR MEMORY, INC.

By

Name:

Its:

GLOSSARY

The following terms shall have the meanings ascribed below:

1.        “Board” shall mean the Board of Directors of the Company, as constituted from time to time. If a Committee has been appointed to administer the Plan, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function.

2.         “California Securities Act” shall mean the portion of the California Corporate Securities Act of 1968, as amended.

3.        “Change in Control” shall mean the occurrence of any of the following events:

    (a)        The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not Shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

    (b)        The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the Shareholders of the Company approve a plan of complete liquidation of the Company; or

    (c)         Any “person” (as defined below) who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

For purposes of Section 3(c), the term “person” shall have the same meaning as when used in sections l3(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the Shareholders of the Company in substantially the same proportions as their ownership of the Stock.

Notwithstanding the foregoing, the term “Change in Control” shall not include a transaction the sole purpose of which is (a) to change the state of the Company’s incorporation, (b) to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (c) to make an initial public offering of the Company’s Stock.

4.        “Code” shall mean the Internal Revenue Code of 1986, as amended.

5.        “Committee” shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 8 of the Plan.

6.        “Company” shall mean Corsair Memory, Inc., a California corporation.

7.        “Consultant” shall mean a consultant or advisor who is not an Employee and who provides bona fide services to the Company, its Parent or Subsidiary as an independent contractor or a member of the board of directors of a Parent or a Subsidiary. Service as a Consultant shall be considered Service for all purposes of the Plan.

8.        “Disability” shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.

9.        “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an “employee” within the meaning of section 3401 (c) of the Code and regulations issued thereunder.

10.        “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

11.        “Exercise Price” shall mean the amount for which one Share may be purchased upon the exercise of an Option, as specified in a Stock Option Agreement.

12.        “Fair Market Value” means, with respect to a Share, the market price of one Share of Stock, determined by the Board as follows:

    (a)        If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;

    (b)        If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market:

    (c)        If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

    (d)        If none of the foregoing provisions is applicable, then the price at which one could reasonably expect such Stock to be sold in an arm’s-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Such Fair Market Value shall be that which has currently or most recently been determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of such Stock, if any, the Company’s net worth, prospective earning power and dividend-paying capacity, the goodwill of the Company, the Company’s industry position and its management, that industry’s economic outlook, the effect of transfer restrictions to which such Stock may be subject under law and under the applicable terms of any contract governing such Stock, the absence of a public market for such Stock and such other matters as the Board or its appraiser or appraisers deem pertinent.

    (e)        In all cases, the determination by the Board or its appraiser or appraisers of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination.

13.        “Option” shall mean a non-qualified option granted under the Plan and entitling the holder to purchase Shares.

14.        “Optionee” shall mean an individual or estate that holds an Option.

15.        “Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not a common-law employee of the Company, Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan.

16.        “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

17.        “Plan” shall mean the Corsair Memory, Inc. Non-Qualified Stock Option Plan.

18.        “Purchaser” shall mean an eligible individual who has acquired Stock under the Plan through the exercise of an Option.

19.        “Securities Act” shall mean the Securities Act of 1933, as amended.

20.        “Service” shall mean service as an Employee, a Consultant or an Outside Director.

21.        “Share” shall mean one share of Stock, as adjusted in accordance with Section 6 (if applicable).

22.        “Shareholder” shall mean the holder of Shares of Stock.

23.        “Stock” shall mean the common stock of the Company.

24.        “Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

25.        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

26.        “Ten-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall apply solely for purposes of Sections 5.3 and 5.4 hereof. An individual shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its Shareholders, partners or beneficiaries. Stock with respect to which such individual holds an Option shall not be counted. Outstanding stock shall include all stock actually issued and outstanding immediately after the grant but shall not include Shares authorized for issuance under outstanding Options held by any individual.